Exhibit 99.2

NEWS RELEASE

Investor/Media Contact:
Stacy Roughan
NuVasive, Inc.
1-858-909-1812
sroughan@nuvasive.com

NUVASIVE ANNOUNCES UPDATED NON-GAAP DEFINITION

SAN DIEGO, CA – February 24, 2015 – NuVasive, Inc. (NASDAQ: NUVA) (“NuVasive” or the “Company”), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, today announced that it will implement an updated non-GAAP definition in the first quarter 2015. NuVasive will redefine its non-GAAP cost of goods sold, gross margin, operating expenses, operating margin and earnings per share financial measures from its existing non-GAAP definition to include the impact of non-cash stock-based compensation and certain intellectual property related litigation expenses, both of which had previously been excluded in the Company’s calculation of these non-GAAP financial measures. In addition to GAAP results, these non-GAAP measures are intended to provide additional information to enable investors to assess the Company’s operations in the same way management assesses operations. Management uses non-GAAP measures to budget, evaluate and measure the Company’s performance and sees these results as an indicator of the Company’s ongoing business performance. The Company believes these changes in non-GAAP reporting increase transparency and better reflect the underlying financial performance of the business.

“As NuVasive accelerates to drive beyond $1 billion in revenue with increasing scale and profitability, our business has reached a state of maturity where we believe it is appropriate to shift our non-GAAP reporting to reflect the impact of ongoing stock-based compensation, as well as certain IP-related litigation expenses as we work to enhance shareholder value,” said Quentin Blackford, NuVasive’s Executive Vice President and Chief Financial Officer. “Most recently, in the fourth quarter 2014, we demonstrated the ability to achieve our goal of delivering a 20% non-GAAP operating margin, and believe that it is the right time to update our non-GAAP definition to be inclusive of these ongoing expenses.”

Blackford continued, “This update allows us to provide investors with a meaningful non-GAAP measurement that represents the performance of our core business on a more inclusive, comprehensive basis. Importantly, this change does not impact NuVasive’s plan to deliver at least 100 basis points of operating margin expansion each year, as well as improved EBITDA margins for the next several years as we rapidly scale the business in the U.S. and internationally and capture well-identified opportunities to drive profitability.”

Recast Historical Financial Results

The updated non-GAAP definition will not impact reported revenue results and does not change the Company’s previously communicated operating margin improvement plan. However, the updated non-GAAP definition will impact NuVasive’s go-forward operating results, presenting a new basis from which the Company will execute its strategy to deliver annual operating improvements as it continues to increase scale and profitability. To ensure that operating results can be evaluated on a comparable basis, historic non-GAAP reported operating results will be adjusted to match this new go-forward definition.

In conjunction with this change, NuVasive is providing adjusted financial results in line with the updated non-GAAP definition for full years 2012, 2013 and 2014. Additionally, the Company has provided a presentation that details the key highlights of this change and its impact on longer-term performance goals. These supplemental documents are available online at the Investor Relations page of the Company’s website at www.nuvasive.com.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. The Company is the third largest player in the $9.0 billion global spine market. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and those other risks and uncertainties more fully described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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